Exhibit 99.2

Nimble Storage Announces First Quarter 2016 Results

•	Strong First Quarter Revenue Up 53% year-over-year to $71.3M; Record Non-GAAP Gross Margins of 67.6%

•	Continued Success in Customer Acquisition with 5,521 Total Customers

•	Large Deals >$100k Grew at Record 142% year-over-year

•	Enterprise and Service Provider Bookings > 100% year-over year

•	Fibre Channel Product Adoption Continues; 14% of Total Bookings up from 10% in Q4FY15

San Jose, Calif. – May 26, 2015 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal first quarter 2016. The Company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“As enterprises aim to consolidate storage infrastructure to contain cost and complexity, while still delivering tailored service levels for hundreds of business-enabling applications, we believe that we stand alone in our ability to address the broadest spectrum of requirements among next-generation flash-optimized storage platforms,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “Our Q1 results serve as evidence of our continued momentum. During the quarter, we added 542 new customers, more than doubled our bookings from enterprise and service provider customers, and achieved record bookings contribution from current customers expanding their Nimble installations.”

“Revenue grew 53% from prior year at record high non-GAAP gross margins which remained industry leading at 67.6%. Operating margins improved to negative 11% compared to negative 22% in Q1 last year, and we are confident and remain on track to achieve non-GAAP operating income break-even by the end of the current fiscal year,” said Anup Singh, chief financial officer.

Financial Highlights:

•	Total revenue increased 53% to $71.3M, up from $46.5M in the first quarter of fiscal 2015. Excluding fluctuations in foreign currency, revenue would have been $73.4M representing a 58% increase over first quarter of fiscal 2015.

•	Non-GAAP gross margin for the first quarter of fiscal 2016 was 67.6% compared to 66.2% in the first quarter of fiscal 2015.

•	Non-GAAP operating loss was $7.9M or negative 11% of revenue for the first quarter of fiscal 2016, compared to a loss of $10.1M or negative 22% of revenue in the first quarter of fiscal 2015.

•	GAAP net loss for the first quarter of fiscal 2016 was $29.0 million, or $0.38 per basic and diluted share, compared with a net loss of $19.6 million, or $0.28 per basic and diluted share in the first quarter of fiscal 2015.

•	Non-GAAP net loss for the first quarter of fiscal 2016 was $8.0 million, or $0.10 per basic and diluted share, compared with a net loss of $10.0 million, or $0.14 per basic and diluted share in the first quarter of fiscal 2015.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the second quarter of fiscal 2016, Nimble Storage expects:

•	Total revenue in the range of $77.0 to $79.0 million

•	Non-GAAP operating loss in the range of $8.0 to $9.0 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.11 to $0.12 based on weighted average basic shares outstanding of approximately 78.0 million

Business Highlights

•	Appointed Worldwide Sales Leadership. Denis Murphy joined Nimble as the vice president of worldwide sales bringing 25 years of hands-on sales experience and a track record of success in high growth environments, including EMC and Riverbed Technology.

•	Named ‘2015 Best Places to Work’. Nimble was recognized by the San Francisco Business Times and Silicon Valley Business Journal as one of the Best Places to Work in 2015. Nimble was honored for creating exceptional workplace that is highly valued by employees.

•	Executed Successful “Adaptive Flash Challenge” Marketing Campaign. After inviting enterprises evaluating flash-only storage to conduct a side-by-side comparison to experience the performance of the Nimble Adaptive Flash platform, Nimble engaged with more than 300 new prospective customers in the first quarter.

•	Expanded Cisco Relationship with Introduction of Joint Support. Customers leveraging Nimble’s SmartStack integrated infrastructure platform can now obtain end-to-end support directly through Cisco’s Solution Support for Critical Infrastructure offering.

•	Obtained Certification from SAP as an Enterprise Storage Solution for SAP HANA Platform. The certification, given to the CS-Series arrays, enables Nimble to participate in SAP’s program for SAP HANA tailored data center integration using its certified solutions. Leveraging its product certification, Nimble developed a SmartStack integrated infrastructure platform for SAP HANA that delivers high performance and the ability to scale storage in line with changing customer requirements.

•	Introduced InfoSight VM-level Monitoring. The new monitoring capabilities provide enterprises with granular visibility into VMware virtual machine environments enabling enterprise IT organizations to rapidly resolve resource contention issues and optimize performance.

•	Announced Nimble Cloud-Connected Storage. Nimble Cloud-Connected Storage allows Nimble customers to co-locate their storage arrays at a nearby Equinix data center and connect them directly to AWS EC2 compute instances using a secure and low-latency connection.

•	Launched Global Partner Program. The new global channel program enables and rewards partners that resell the Nimble Adaptive Flash platform. The new program features the introduction of certification levels, incentives, and unique sales enablement tools. The channel program received industry recognition from CRN’s 2015 5-Star rating in the Partner Program Guide.

•	Asia Pacific Regional Expansion through New Partnerships. Nimble expanded its partnerships throughout South Asia, including entrance into the India market, to extend the reach of its Adaptive Flash platform.

•	Awarded NASPO ValuePoint Master Agreement. Nimble was awarded the National Association of State Procurement Officials (NASPO) ValuePoint Master Agreement that enables Nimble to further simplify and expedite the purchasing process for public-sector organizations and agencies across the state and local government markets, as well as the K-12 and higher education sectors. Since shipping the first CS-Series array in 2010, Nimble has acquired more than 800 SLED customers in the United States.

Conference Call Information

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fiscal first quarter 2016.

Interested parties may access the call by dialing (888) 855-5428 in the U.S. or (719) 325-2381 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 6025628. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 6025628.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning our future financial results, business plans and objectives, potential growth and market opportunities, competitive position and industry environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Join the Nimble Storage Group on LinkedIn

•	Visit Nimble Storage on Facebook

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 5,500 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 49 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2015	2014
Revenue:
Product	$60,193	$41,235
Support and service	11,095	5,312

Total revenue	71,288	46,547
Cost of revenue:
Product (1)	19,141	13,011
Support and service (1)	5,652	3,324

Total cost of revenue	24,793	16,335
Total gross profit	46,495	30,212
Operating expenses:
Research and development (1)	21,709	14,217
Sales and marketing (1)	44,443	29,202
General and administrative (1)	9,261	6,437

Total operating expenses	75,413	49,856

Loss from operations	(28,918)	(19,644)
Interest income (expense), net	68	(4)
Other income, net	76	209

Loss before provision for income taxes	(28,774)	(19,439)
Provision for income taxes	212	156

Net loss	$(28,986)	$(19,595)

Net loss per share, basic and diluted	$(0.38)	$(0.28)

Weighted-average shares used to compute net loss per share, basic and diluted	76,506	70,319

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$545	$231
Cost of support and service revenue	1,157	393
Research and development	5,431	2,440
Sales and marketing	10,111	4,921
General and administrative	3,741	1,572

Total stock-based compensation expense	$20,985	$9,557

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	April 30, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$201,459	$208,394
Accounts receivable, net	44,254	35,271
Inventories	12,941	11,981
Prepaid expenses and other current assets	5,140	4,974

Total current assets	263,794	260,620
Property and equipment, net	38,818	36,716
Restricted cash, non-current	3,985	3,983
Other long-term assets	288	255

Total assets	$306,885	$301,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,722	$19,799
Accrued compensation and benefits	12,462	21,128
Deferred revenue, current portion	40,315	34,246
Other current liabilities	7,407	8,063

Total current liabilities	80,906	83,236
Deferred revenue, non-current portion	45,943	40,200
Other long-term liabilities	9,706	9,566

Total liabilities	136,555	133,002

Commitments and contingencies
Stockholders’ equity:
Common stock	72	71
Additional paid-in capital	399,437	368,689
Accumulated other comprehensive loss	(255)	(250)
Accumulated deficit	(228,924)	(199,938)

Total stockholders’ equity	170,330	168,572

Total liabilities and stockholders’ equity	$306,885	$301,574

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended April 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(28,986)	$(19,595)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,312	1,758
Stock-based compensation expense	20,985	9,557
Recoveries for allowance for doubtful accounts	(1)	(25)
Provision (recoveries) for excess and obsolete inventories	25	(18)
Changes in operating assets and liabilities:
Accounts receivable	(8,982)	(8,102)
Inventories	(906)	(1,845)
Prepaid expenses and other assets	(199)	(1,023)
Accounts payable	2,625	5,618
Deferred revenue	11,812	8,587
Accrued and other liabilities	(7,992)	5,540

Net cash provided by (used in) operating activities	(8,307)	452
Cash flows from investing activities:
Purchase of property and equipment	(8,057)	(3,728)
Change in restricted cash	(2)	—

Net cash used in investing activities	(8,059)	(3,728)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	(1,210)
Proceeds from exercise of stock options, net of repurchases	2,108	306
Proceeds from issuance of stock under employee stock purchase plan	7,201	—
Excess tax benefit from employee stock plans	124	—
Payment of taxes related to net settlement of restricted stock units	—	(125)

Net cash provided by (used in) financing activities	9,433	(1,029)
Foreign exchange impact on cash and cash equivalents	(2)	70

Net decrease in cash and cash equivalents	(6,935)	(4,235)
Cash and cash equivalents, beginning of period	208,394	208,486

Cash and cash equivalents, end of period	$201,459	$204,251

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2015	2014
GAAP gross margin	$46,495	$30,212
Stock-based compensation	1,702	624

Non-GAAP gross margin	$48,197	$30,836

GAAP operating margin	$(28,918)	$(19,644)
Stock-based compensation	20,985	9,557

Non-GAAP operating margin	$(7,933)	$(10,087)

GAAP net loss	$(28,986)	$(19,595)
Stock-based compensation	20,985	9,557

Non-GAAP net loss	$(8,001)	$(10,038)

Interest expense (income), net	(68)	4
Provision for income taxes	212	156
Depreciation	3,312	1,758

Adjusted EBITDA	$(4,545)	$(8,120)

GAAP net loss per share, basic and diluted	$(0.38)	$(0.28)
Stock-based compensation	0.28	0.14

Non-GAAP net loss per share	$(0.10)	$(0.14)

Shares used to compute GAAP net loss per share, basic and diluted	76,506	70,319

Shares used to compute Non-GAAP net loss per share	76,506	70,319